UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 9, 2016

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

The Board of Directors of Quest Diagnostics Incorporated (the “Company”) has considered the appropriate leadership structure for the Company and has concluded that it is in the best interests of the Company and its shareholders at this time to combine the roles of Chairman of the Board and President and Chief Executive Officer of the Company.

On December 15, 2016, the Company issued a press release announcing that the Board elected Stephen H. Rusckowski, the Company’s President and Chief Executive Officer, to serve in the additional position of Chairman of the Board. The Company’s independent directors also designated Dr. Daniel C. Stanzione as Lead Independent Director. Both appointments are effective January 1, 2017.

Mr. Rusckowski, who joined the company as President, Chief Executive Officer and a director on May 1, 2012, succeeds Dr. Stanzione, who has served as Chairman of the Board since the same date. For many years before Dr. Stanzione served as Chairman of the Board, he served as Lead Independent Director.

At this time, the Board believes that having an executive chairman will help the administration and organization of the Board and facilitate the effective conduct of its duties, and drive the most efficient execution of the Company’s plan and vision for the future. In connection with the decision to recombine the roles of Chairman and President and Chief Executive Officer under Mr. Rusckowski, the Board recognized the importance of having a board structure that would continue to promote the exercise of independent judgment by the Board and foster strong independent leadership on the Board. Accordingly, the Board committed to the appointment of a Lead Independent Director, selected by and from among the independent directors, and updated the Company’s Corporate Governance Guidelines to provide the Lead Independent Director with the following enhanced authority and responsibilities:

•	Participate with the Chairman of the Board and the Chief Executive Officer in the flow of information to the Board and the preparation of the agenda and schedule for Board meetings;

•	Serve as a member of the Executive Committee;

•	Coordinate providing timely feedback from the directors to the Chairman of the Board and Chief Executive Officer;

•	Preside at all executive sessions of the non-management directors;

•	Preside at all meetings of the Board in the absence of the Chairman of the Board;

•	Take a leading role in the process of evaluating the Board;

•	Lead the non-management directors in the annual evaluation of the performance of the President and Chief Executive Officer;

•	Have the authority to call meetings of the non-management directors;

•	Interview candidates for the Board;

•	Be identified on the Company’s website and in the Company’s annual proxy statement as the principal contact for stockholder communications with the Board’s non-management directors;

•	Be available, as appropriate, for communication with the Company’s stockholders;

•	Monitor on behalf of, and as appropriate discuss with, the non-management directors any stockholder communications received by the non-management directors; and

•	Perform such additional duties and have such additional responsibilities as the Board or the non-management directors may from time to time determine, in each case as appropriate.

The Board retains the flexibility to revise its leadership structure if, in the exercise of its fiduciary duty, the Board determines that a different structure is appropriate.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number
99.1	Press release of the Company dated December 15, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

December 16, 2016

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O'Shaughnessy, Jr.
William J. O'Shaughnessy, Jr.
Deputy General Counsel and Secretary

3